EXHIBIT 23.1

                              CONSENT OF ACCOUNTANT

To the Board of Directors
The Jackson Rivers Company

We hereby consent to the incorporation by reference in this Registration Statement of the Jackson Rivers Company on Form S-8 of our report dated February 15, 2004 incorporated into the Annual Report on Form 10-KSB of The Jackson Rivers Company for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.

Michaelson & Co., P.A., CPA
West Palm Beach, Florida
December 23, 2004


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